UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 27, 2024

COMSCORE, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

Overview

On June 27, 2024, at the request of comScore, Inc. (the "Company"), each holder of the Company's Series B Convertible Preferred Stock, par value $0.001 per share ("Series B Preferred Stock"), waived its right to receive on June 30, 2024 the annual dividends otherwise payable by the Company on that date (the "Waivers"). Under the Waivers and the Certificate of Designations governing the Series B Preferred Stock, the deferred dividends will continue to accrue at a rate of 9.5% per year until paid, with payment to occur on or before July 31, 2024, subject to certain conditions. Additional information regarding the Waivers is set forth below.

Series B Preferred Stockholder Waivers

Pursuant to Section 4 of the Certificate of Designations, holders of record of the Series B Preferred Stock ("Holders") are entitled to receive annual dividends on the terms and conditions set forth in the Certificate of Designations. As previously disclosed, each of the Holders waived its right to receive in 2023 the annual dividends that would have been payable for the dividend period ending June 29, 2023 (together with any amounts accrued and accumulated thereon, the "2023 Dividends," and such waivers, the "Prior Waivers"). Under the Prior Waivers and the Certificate of Designations, the Company was required to declare and pay the 2023 Dividends, unless prohibited by Section 170 of the General Corporation Law of the State of Delaware, on or before June 30, 2024.

As described above, on June 27, 2024, each of the Holders further waived its right to receive the 2023 Dividends on or before June 30, 2024. In addition, each Holder waived its right to receive the annual dividends that would have been payable for the dividend period ending June 29, 2024 (the "2024 Dividends"). Under the Waivers and the Certificate of Designations, (i) the 2023 Dividends and 2024 Dividends will continue to accrue and accumulate at a rate of 9.5% per annum until such time as they are declared and paid, and (ii) the Company will declare and pay the 2023 Dividends and 2024 Dividends, together with any amounts accrued and accumulated thereon, unless prohibited by Section 170 of the General Corporation Law of the State of Delaware, on or before July 31, 2024.

Except as described above, the Waivers did not modify the voting, liquidation or dividend rights of the holders of Series B Preferred Stock. The foregoing description of the Waivers does not purport to be complete and is qualified in its entirety by reference to the full text of the Waivers, copies of which are attached hereto as Exhibits 4.1, 4.2 and 4.3 and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Series B Preferred Stockholder Waiver, dated June 27, 2024, from Charter Communications Holding Company, LLC

4.2	Series B Preferred Stockholder Waiver, dated June 27, 2024, from Liberty Broadband Corporation

4.3	Series B Preferred Stockholder Waiver, dated June 27, 2024, from Pine Investor, LLC

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Mary Margaret Curry
Mary Margaret Curry
Chief Financial Officer and Treasurer
Date: June 27, 2024
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